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                           JAN BELL MARKETING, INC.
                                PRESS RELEASE


        SUNRISE, FL. November 5/BUSINESS WIRE/ -- Jan Bell Marketing, Inc. (JBM:ASE) announced today that it had sent a letter to Ocean Reef Management, Inc. reaffirming its willingness to respond to a meaningful proposal to acquire the Company. The Company stated that it had not yet received "the most rudimentary elements such a proposal would contain, including the identity of the buyer, the proposed structure of an offer, and preliminary indications of financing."

CONTACT:   Jan Bell Marketing, Inc., Sunrise, Florida
           David P. Boudreau, 954/846-2707